Exhibit 1.1

EXECUTION VERSION

27,693,000 Shares of Common Stock

par value $0.01

4,153,950 Over-Allotment Shares

Novavax, Inc.

UNDERWRITING AGREEMENT

September 23, 2013

LAZARD CAPITAL MARKETS LLC

As Representative of the several
Underwriters set forth in Schedule C hereto
      c/o Lazard Capital Markets LLC
30 Rockefeller Plaza
New York, New York 10020

Dear Sirs:

1.                                      INTRODUCTION. Novavax, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters (defined below), pursuant to the terms and conditions of this Underwriting Agreement (this “Agreement”), an aggregate of 27,693,000 shares of common stock, $0.01 par value per share (the “Common Stock”) of the Company (the “Firm Shares”), as set forth in Schedule C hereto.  The Company hereby confirms that the underwriters set forth in Schedule C hereto (the “Underwriters”) have acted as the Underwriters in accordance with the terms and conditions hereof. Lazard Capital Markets LLC (“LCM”) is acting as the representative of the Underwriters and in such capacity are hereinafter referred to as the “Representative.”

The Company also proposes to issue and sell to the several Underwriters not more than an additional 4,153,950 shares of its Common Stock (the “Additional Shares”) if and to the extent that you, as Underwriters, shall have, severally and not jointly, determined to exercise your right to purchase such shares of Common Stock granted to the Underwriters below and in Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The Underwriters may exercise their over-allotment purchase right in whole or from time to time in part by giving written notice not later than thirty (30) days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  If any Additional Shares are to be purchased, the number of Additional Shares to be purchased by each

Underwriter shall be the number of Additional Shares which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares purchased by such Underwriter bears to the aggregate number of Firm Shares purchased from the Company by the Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representative in its sole discretion shall make.  Each purchase date must be at least one (1) business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten (10) business days after the date of such notice.  Additional Shares may be purchased hereby solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”).

2.                                      DELIVERY AND PAYMENT.  On the basis of the representations, warranties and agreements of the Company herein contained, and subject to the terms and conditions set forth in this Agreement:

2.1                               The Company agrees to issue and sell and the Underwriters, severally and not jointly, agree to purchase from the Company an aggregate of 27,693,000 Firm Shares at a purchase price of $2.983 per share of Common Stock (the “Purchase Price”).  The Company has been advised by you that you propose to make a public offering of the Shares (the “Offering”) as soon after this Agreement has become effective as in your judgment is advisable.  The Company is further advised by you that the Shares are to be offered to the public initially at a price of $3.14 per share.

2.2                               Payment of the Purchase Price for, and delivery of, the Firm Shares shall be made at the time and date of closing and delivery of the documents required to be delivered to the Underwriters pursuant to Sections 4 and 6 hereof shall be at 11:00 A.M., New York time, on September 27, 2013 (the “Closing Date”) at the office of Proskauer Rose LLP, Eleven Times Square, New York, New York 10036, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall deliver the Firm Shares, which shall be registered in the name or names and shall be in such denominations as the Representative may request at least one (1) business day before the Closing Date, to the Representative, which delivery shall be made through the facilities of the Depository Trust Company’s DWAC system.

2.3                               Payment of the Purchase Price for, and delivery of, any Additional Shares shall be made at the Option Closing Date or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, the Company shall deliver the Additional Shares, which shall be registered in the name or names and shall be in such denominations as the Underwriters may request at least one (1) business day before the Option Closing Date, to the Underwriters, which delivery shall be made through the facilities of the Depository Trust Company’s DWAC system.  The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” shall refer to the time and date of delivery of the Firm Shares and Additional Shares.

3.                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to the Underwriters, as of the date hereof, and agrees with the Underwriters that:

(a)                                 The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”) a “shelf” Registration Statement (as hereinafter defined) on Form S-3 (File No. 333-187267), which became effective as of May 2, 2013 (the “Effective Date”), including a base prospectus relating to the Shares (the “Base Prospectus”), and such amendments and supplements thereto as may have been required up to the date of this Agreement.  The term “Registration Statement” as used in this Agreement means the registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rules 430A and 430B of the Rules and Regulations at the time of effectiveness for purposes of Section 11 of the Securities Act), as amended and/or supplemented to the date of this Agreement, including the Base Prospectus; provided, however, that the term “Registration Statement” shall not include that certain prospectus dated May 2, 2013, relating to the issuance and sale of $50,000,000 of Common Stock through MLV & Co. LLC.  The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission.  The Company, if required by the Rules and Regulations of the Commission, will file the Prospectus (as defined below), with the Commission pursuant to Rule 424(b) of the Rules and Regulations.  The term “Prospectus” as used in this Agreement means the Prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or, if the Prospectus is not to be filed with the Commission pursuant to Rule 424(b), the Prospectus in the form included as part of the Registration Statement as of the Effective Date, except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use (or in the form first made available to the Underwriters by the Company to meet requests of prospective purchasers pursuant to Rule 173 under the Securities Act).  Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations is hereafter called a “Preliminary Prospectus.”  Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the Effective Date, the date of the Preliminary Prospectus, or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or  “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed.

(b)                                 As of the Applicable Time (as defined below) and as of the Closing Date and any Option Closing Date, neither (i) any General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, and the Pricing Prospectus (as defined below) and the information included on Schedule A hereto, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below), nor (iii) the bona fide electronic road show (as defined in Rule 433(h)(5) of the Rules and Regulations), if any, that has been made available without restriction to any person, when considered together with the General Disclosure Package, included or will include, any untrue statement of a material fact or omitted or as of the Closing Date or any Option Closing Date will omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package, in reliance upon, and in conformity with, written information furnished to the Company by the Representative by or on behalf of the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 16).  As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 6:30 P.M., New York time, on the date of this Agreement.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule A to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Pricing Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

(c)                                  No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the Offering has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the knowledge of the Company, threatened by the Commission, and each Preliminary Prospectus (if any), at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by the Representative by or on behalf of the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 16).

(d)                                 At the most recent Effective Date, at the date of this Agreement and at the Closing Date and any Option Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, at the time the Prospectus was issued and at the Closing Date and any Option Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Representative by or on behalf of the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 16).

(e)                                  Each Issuer Free Writing Prospectus, if any, as of its issue date and the Closing Date and any Option Closing Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of such Issuer Free Writing Prospectus, includes an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Representative by or on behalf of the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 16).

(f)                                   The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)                                  At the Effective Date, and at the date hereof, the Company was not and currently is not an “ineligible issuer” in connection with the Offering pursuant to Rule 405 under the Securities Act.  The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show,” as described in Rule 433(d)(8) of the Rules and Regulations), if any, in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(h)                                 The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved, except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package and that the unaudited financial statements may not contain the footnotes required by GAAP and are subject to normal, recurring year-end adjustments; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; all non-GAAP financial information included in the Registration Statement, the General Disclosure Package and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act; and, except as disclosed in the General Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Securities Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses.  No other financial statements or schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus.  To the Company’s knowledge, Grant Thornton LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the General Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(i)                                     The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole (“Material Adverse Effect”).

(j)                                    Except as contemplated in the General Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the General Disclosure Package, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, management, properties, operations or results of operations of the Company, taken as a whole (“Material Adverse Change”) or any development which would reasonably be expected to result in any Material Adverse Change.

(k)                                 Except as set forth in the General Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company is a party or (b) which has as the subject thereof any officer or director of the Company, any employee benefit plan sponsored by the Company or any property or assets owned or leased by the Company before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Change, or would materially and adversely affect the ability of the Company  to perform its obligations under this Agreement or which are otherwise material in the context of the sale of the Shares.  There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company is subject or (y) which has as the subject thereof any officer or director of the Company, any employee plan sponsored by the Company or any property or assets owned or leased by the Company, that are required to be described in the Registration Statement, General Disclosure Package and Prospectus by the Securities Act or by the Rules and Regulations and that have not been so described.

(l)                                     There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, in the General Disclosure Package and in the Prospectus or required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described or filed.

(m)                             This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.  The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (B) result in any violation of the provisions of the Company’s charter or by-laws or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its properties or assets (each, a “Governmental Authority”), except in the cases of clauses (A) and (C), any breach, violation, default, lien, charge, encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the transactions contemplated by this Agreement.  No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Shares by the Company, except such as may be required under the Act, the rules of the Financial Industry Regulatory Authority (“FINRA”) or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the Shares as contemplated by this Agreement.

(n)                                 All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, is duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representative), and the holders thereof are not subject to personal liability by reason of being such holders; the Shares which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement, in the General Disclosure Package and in the Prospectus.  Except as otherwise stated in the Registration Statement, in the General Disclosure Package and in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound.  Except as disclosed in the Registration Statement, in the General Disclosure Package and in the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company (collectively “Registration Rights”), and any person to whom the Company has granted Registration Rights has agreed not to exercise such rights until after expiration of the Lock-Up Period (as defined below).  All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, in the General Disclosure Package and in the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock.  Except as described in the Registration Statement, in the General Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.  The authorized and outstanding capitalization of the Company is as described in the Registration Statement, in the General Disclosure Package and in the Prospectus.  The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the General Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(o)                                 The Company holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body (including, without limitation, those administered by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) required for the conduct of its business as currently conducted and as contemplated in the Prospectus; and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, except as would not have a Material Adverse Effect; and the Company has not received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course, except such revocations, modifications and non-renewals as would not have a Material Adverse Effect; and the Company is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(p)                                 The clinical trials conducted by or on behalf of or sponsored by the Company or in which the Company or its product candidates have participated that are described in the General Disclosure Package and Prospectus or the results of which are referred to in the General Disclosure Package or Prospectus were and, if still pending, are being conducted in all material respects in accordance with medical and scientific research procedures that the Company reasonably believes are appropriate. The descriptions in the General Disclosure Package and Prospectus of the results of such clinical trials are accurate and fairly present the data derived from such clinical trials, and the Company has no knowledge of any studies or tests performed by or on behalf of the Company the results of which are materially inconsistent with or otherwise materially call into question the results described or referred to in the General Disclosure Package and Prospectus.  Except to the extent disclosed in the General Disclosure Package and the Prospectus, the Company has not received any notices or other correspondence from the FDA or any other governmental agency requiring the termination, suspension or material modification of any clinical trials that are described in the General Disclosure Package or Prospectus or the results of which are referred to in the General Disclosure Package or Prospectus.

(q)                                 The Company has good and marketable title to all property (whether real or personal) described in the Registration Statement, in the General Disclosure Package and in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, in the General Disclosure Package and in the Prospectus, except as would not have a Material Adverse Effect.  The property held under lease by the Company is held by it under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company as currently conducted.

(r)                                    The Company owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s business as now conducted or as described in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted, except as such failure to own, possess, or acquire such rights would not result in a Material Adverse Effect.  Furthermore, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others, for which the Company has been served or notified, challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company, and to the knowledge of the Company, the Intellectual Property licensed to the Company has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others, for which the Company has been served or notified, challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or threatened action, suit, proceeding or claim by others, for which the Company has been served or notified, that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (E) to the Company’s knowledge, no employee of the Company is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or actions undertaken by the employee while employed with the Company, except as such violation would not result in a Material Adverse Effect.  “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service  mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

(s)                                   The Company is not in violation of its charter, by-laws or other organizational documents, or in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company is subject.

(t)                                    The Company has timely filed all material federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions thereof) required to be filed and is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith.  There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus.

(u)                                 The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the General Disclosure Package or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule A, the Company has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 4(b) of this Agreement.

(v)                                 The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for listing on the NASDAQ Global Select Market (“NASDAQ GSM”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ GSM nor has the Company received any notification that the Commission or the NASDAQ GSM is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the NASDAQ GSM for maintenance of inclusion of the Common Stock thereon. The Company has filed an application to include the Shares on the NASDAQ GSM.  Except as previously disclosed to counsel for the Underwriters or as set forth in the General Disclosure Package and the Prospectus, to the knowledge of the Company, no beneficial owners of the Company’s capital stock or subordinated debt who, together with their associated persons and affiliates, hold in the aggregate 10% or more of such capital stock or subordinated debt, have any direct or indirect association or affiliate with a FINRA member.

(w)                               The Company has no “significant subsidiaries” as such term is defined in Section 1.02 of Regulation S-X of the Commission, other than Novavax AB.

(x)                                 The Company maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(y)                                 Other than as contemplated by this Agreement, (i) the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and (ii) no Person (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) has the right to act as an underwriter or as a financial advisor to the Company in connection with the Offering.

(z)                                  The Company carries, or is covered by, insurance from insurers with appropriately rated claims paying abilities in such amounts and covering such risks as is adequate for the conduct of its business as currently conducted and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as currently conducted at a cost that would not have a Material Adverse Effect.

(aa)                          The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(bb)                          The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied. The Company satisfies the pre-1992 eligibility requirements for the use of a registration statement on Form S-3 in connection with the Offering contemplated thereby (the pre-1992 eligibility requirements for the use of the registration statement on Form S-3 include (i) having a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) having been subject to the Exchange Act reporting requirements for a period of 36 months).  No approval of the shareholders of the Company under the rules and regulations of Nasdaq (including Rule 5635 of the Nasdaq Stock Market Listing Rules) is required for the Company to issue and deliver to the purchasers the shares.

(cc)                            The documents incorporated by reference in the General Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the General Disclosure Package or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(dd)                          The Company is in material compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(ee)                            The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer.  The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the General Disclosure Package and in the Prospectus.

(ff)                              Each of the Company, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, each of the following laws:  (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other law, rule or regulation of similar purposes and scope, or (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the  foregoing, or any orders or licenses issued thereunder.

(gg)                            No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(hh)                          Neither the Company nor, to the knowledge of the Company, any director, officer or employee of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury

(ii)                                  Except as disclosed in the General Disclosure Package and the Prospectus, to the best of its knowledge, the Company is not in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), does not own or operate any real property on which are present contaminants in concentrations requiring clean up under any Environmental Laws, is not liable for any costs of clean up required under Environmental Laws at any off-site disposal site, and is not subject to any claim relating to any Environmental Laws, which violation, contamination,  liability or claim would individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation that could reasonably be expected to lead to such a claim.

(jj)                                No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries which could, singly or in the aggregate, have a Material Adverse Effect.  Each employee benefit plan of the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA).  Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could, singly or in the aggregate, reasonably be expected to cause the loss of such qualification.

(kk)                          Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that affects the exclusive right of the Company to develop, manufacture, produce, assemble, distribute, license, market or sell its products, except as could not reasonably be expected to have a Material Adverse Effect.

(ll)                                  No labor problem or dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(mm)                  Any third-party statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(nn)                          The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of

Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby. The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

4.                                      Further Agreements of the Company.  THE COMPANY AGREES WITH THE UNDERWRITERS:

(a)                                 To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representative and file such Rule 462(b) Registration Statement with the Commission on the date hereof; to prepare the Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B and 430C of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second (2nd) business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; to notify the Representative promptly of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus and to provide the Representative a reasonable opportunity to review and comment on any proposed amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Representative copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) or 163(b)(2), as the case may be, of the Rules and Regulations; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the Offering or sale of the Shares; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b)                                 The Company represents and agrees that it has not made, and unless it obtains the prior consent of the Representative, it will not make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule A hereto and any electronic roadshow.  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in the Underwriters or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c)                                  If at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement any Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representative, and upon the Representative’s request, the Company will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Underwriters, without charge, such number of copies thereof as the Underwriters may reasonably request.  The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters.

(d)                                 If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Pricing Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representative, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading, or so that the General Disclosure Package will comply with law.

(e)                                  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company has promptly notified or will promptly notify the Representative so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Representative by or on behalf of the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 16).

(f)                                   To the extent not available on the Commission’s EDGAR system or any successor system, to furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(g)                                  To the extent not available on the Commission’s EDGAR system or any successor system, to deliver promptly to the Representative in New York City such number of the following documents as the Representative shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus (if any), (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (g) to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vi) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such document).

(h)                                 To make generally available to its stockholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(i)                                     To take promptly from time to time such actions as the Representative may reasonably request to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (domestic or foreign) as the Representative may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Shares in such jurisdictions; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(j)                                    Upon request, during the period of three (3) years from the date hereof, to the extent not available on the Commission’s EDGAR system or any successor system, to deliver to the Underwriters, as soon as they are available (i) copies of all reports or other communications furnished to stockholders, and (ii) copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange or automatic quotation system on which the Common Stock is listed or quoted.

(k)                                 That the Company will not, for a period of ninety (90) days from the date of the Prospectus, (the “Lock-Up Period”) without the prior written consent of LCM, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than (i) the Company’s sale of the Shares hereunder, (ii) pursuant to the Company’s director or employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus, (iii) the issuance of Common Stock pursuant to the valid exercises of options, warrants or rights outstanding on the date hereof, (iv) the issuance of options to induce personnel to accept employment with the Company (whether or not pursuant to a plan) in an aggregate amount not to exceed 2% of the outstanding Common Stock of the Company as of the date hereof, and (v) the issuance of shares of Common Stock pursuant to a merger, acquisition, licensing collaboration or other strategic transaction in an aggregate amount not to exceed 5,000,000 shares of Common Stock.  The Company will cause each executive officer and director listed in Schedule B to furnish to the Underwriters, prior to the Closing Date, a letter, substantially in the form of Exhibit A hereto.  The Company also agrees that during such period, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for (i) a registration statement on Form S-8 relating to employee benefit plans and (ii) any resale registration statement required by any registration rights or similar rights to have any securities registered by the Company under the Securities Act described in the General Disclosure Package during the Lock-Up Period.  The Company hereby agrees that (i) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen (17) days of the Lock-Up Period, or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this paragraph (k) or the letter shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(l)                                     To the extent not available on EDGAR, to supply the Representative with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act or the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto.

(m)                             Prior to the Closing Date, and any Option Closing Date, to furnish to the Representative, promptly after they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

(n)                                 Prior to the Closing Date, and any Option Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company, and of which the Representative is notified), without the prior written consent of the Representative, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law or applicable stock exchange rules.

(o)                                 Until the Representative shall have notified the Company of the completion of the Offering, that the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Shares, or attempt to induce any person to purchase any Shares; and not to, and to cause its affiliated purchasers not to, make bids or purchases for the purpose of creating actual, or apparent, active trading in or of raising the price of the Shares.

(p)                                 To apply the net proceeds from the sale of the Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(q)                                 To use its best efforts to assist the Underwriters and their counsel with any filings with, and to obtain clearance from, FINRA, if applicable.

(r)                                    To use its reasonable best efforts to list, subject to notice of issuance, effect and maintain the quotation and listing of the Shares on the NASDAQ GSM.

(s)                                   To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date, and any Option Closing Date, and to satisfy all conditions precedent to the delivery of the Firm Shares and Additional Shares, if any.

5.                                      PAYMENT OF EXPENSES.  The Company agrees to pay, or reimburse if paid by the Underwriters, upon consummation of the transactions contemplated hereby:  (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares to the Underwriters and any taxes payable in that connection; (b) the costs incident to the registration of the Shares under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing any transaction document by mail or other means of communications; (d) the reasonable fees and expenses (including related fees and expenses of one counsel for the Underwriters), if any, incurred in connection with securing any required review by FINRA of the terms of the sale of the Shares and any filings made with FINRA; (e) any applicable listing, quotation or other fees; (f) the reasonable fees and expenses (including related fees and expenses of counsel to the Underwriters), if any, of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 4(i) and of preparing, printing and distributing wrappers, and “Blue Sky Memoranda”; (g) the cost of preparing and printing stock certificates, if any; (h) all fees and expenses of the registrar and transfer agent of the Shares; (i) fees and expenses of counsel to the Underwriters; and (j) all other costs and expenses incident to the Offering or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants and the travel and other expenses incurred by Company’s personnel in connection with any “road show” including, without limitation, any expenses advanced by the Underwriters on the Company’s behalf (which will be promptly reimbursed)), provided that the total fees and expenses to be paid by the Company under this Section 5(j) shall not exceed $20,000; provided, however, that amounts paid by the Company pursuant to Sections 5(d), 5(e) and 5(i) shall not exceed $100,000 in the aggregate.  Except as specifically provided in Sections 5, 7 and 9, the Underwriter shall pay its own expenses.

6.                                      CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS, AND THE SALE OF THE SHARES.  The respective obligations of the Underwriters hereunder, and the closing of the sale of the Shares, are subject to the accuracy, as of the date hereof and on the

Closing Date and any Option Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)                                 No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 of the Securities Act) with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission.

(b)                                 The Representative shall not have discovered and disclosed to the Company on or prior to the Closing Date and any Option Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c)                                  All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Shares, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)                                 (i) Ropes & Gray LLP shall have furnished to the Representative such counsel’s written opinion and negative assurances statement, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, and any Option Closing Date

(if such date is other than the Closing Date), in form and substance reasonably satisfactory to the Representative.

(ii) Cooley LLP shall have furnished to the Representative such counsel’s written opinion, as intellectual property counsel to the Company, addressed to the Underwriters and dated the Closing Date, and any Option Closing Date (if such date is other than the Closing Date), in form and substance reasonably satisfactory to the Representative.

(e)                                  The Underwriters shall have received from Proskauer Rose LLP, counsel for the Underwriters, such opinion and negative assurances statement, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), with respect to such matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(f)                                   At the time of the execution of this Agreement, the Representative shall have received from Grant Thornton LLP a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representative (A) confirming that such firm is an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (B) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)                                  On the effective date of any post-effective amendment to any Registration Statement and on the Closing Date and any Option Closing Date (if such date is other than the Closing Date), the Representative shall have received a letter (the “Bring-Down Letter”) from Grant Thornton LLP addressed to the Underwriters and dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date) confirming, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representative concurrently with the execution of this Agreement pursuant to paragraph (g) of this Section 6.

(h)                                 The Company shall have furnished to the Representative a certificate, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), of its Chief Executive Officer and its Chief Financial Officer, each in his capacity as an officer of the Company, stating that (i) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus that has not been so set forth therein, (ii) to the best of their knowledge after reasonable investigation, as of the Closing Date and any Option Closing Date (if such date is other than the Closing Date), the representations and warranties of the Company in this Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof and such representations and warranties shall be true and correct in all respects), and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and any Option Closing Date (if such date is other than the Closing Date), and (iii) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any material adverse change in the financial position or results of operations of the Company and its subsidiaries or any change or development that, singly or in the aggregate, would involve a material adverse change or a prospective material adverse change in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company and its subsidiaries taken as a whole, except as set forth in the Prospectus.

(i)                                     Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or short-term or long-term debt of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries otherwise than as set forth in the General Disclosure Package or as a result of the exercise of securities in connection with any benefit plan or similar plan, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (j), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package.

(j)                                    No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or its subsidiaries and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or its subsidiaries.

(k)                                 Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the NASDAQ GSM or in the over-the-counter market, or trading in any securities of the Company on any exchange, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(l)                                     The Company shall have filed a Notification: Listing of Additional Shares with the NASDAQ GSM and shall have received no objection thereto from the NASDAQ GSM.

(m)                             FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(n)                                 The Representative shall have received the written agreements, substantially in the form of Exhibit A hereto, of the executive officers and directors of the Company listed in Schedule B to this Agreement.

(o)                                 Prior to the Closing Date, the Company shall have furnished to the Representative such further information, documents with respect to the good standing of the Company, opinions, certificates (including a Secretary’s Certificate), letters or such other documents as the Representative shall have reasonably requested.

The several obligations of the Underwriters to purchase Additional Shares, if any, hereunder are subject to the delivery to the Representative on the applicable Option Closing Date of such documents as it may reasonably request with respect to the good standing of the Company, opinions, comfort letters, certificates, letters, documents, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date, and other matters related to the issuance of such Additional Shares.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.                                      INDEMNIFICATION AND CONTRIBUTION.

(a)                                 The Company shall indemnify and hold harmless each Underwriter, each of its affiliates and each of its and their respective directors, officers, members, employees, representative and agents (including, without limitation Lazard Frères & Co. LLC, (which will provide services to LCM) and its affiliates, and each of its and their respective directors, officers, members, employees, representative and agents and each person, if any, who controls Lazard Frères & Co. LLC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act (collectively, the “Underwriter Indemnified Parties,” and each a “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or (B) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, settling, compromising or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Representative by or on behalf of the Underwriters specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 16).  This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b)                                 Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration

Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties,” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information as defined in Section 16, and shall reimburse the Company Indemnified Party for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.  This indemnity agreement is not exclusive and will be in addition to any liability which such Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Company Indemnified Party.  Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by any Underwriter under this Section 7(b) exceed the total discount and commission received by such Underwriter in connection with the Offering.

(c)                                  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7.  If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party).  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or LCM in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by LCM if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties.  Subject to this Section 7 (c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)                                 If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and each of the Underwriters on the other hand from the Offering, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to the Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discount and commission received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act;

provided that the parties hereto agree that the written information furnished to the Company by the Representative by or on behalf of any Underwriter for use in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information as defined in Section 16.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding.  Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the total discount and commission received by such Underwriter in connection with the Offering, less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.                                      TERMINATION.  The obligations of the Underwriters hereunder may be terminated by the Representative, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Shares if, prior to that time, any of the events described in Sections 6(i), 6(j), or 6(k) have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

9.                                      REIMBURSEMENT OF UNDERWRITERS’ EXPENSES.  Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8, (b) the Company shall fail to tender the Shares for delivery to the Underwriters for any reason not permitted under this Agreement or, (c) the sale of the Shares is not consummated because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then, in addition to the payment of out-of-pocket expenses in accordance with Section 5, the Company shall reimburse the Underwriters for the reasonable fees and expenses of the Underwriters’ counsel and for such other accountable out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Shares, and promptly upon demand the Company shall pay the full amount thereof to the Representative on behalf of the Underwriters.

10.                               ABSENCE OF FIDUCIARY RELATIONSHIP.  The Company acknowledges and agrees that:

(a)                                 Each Underwriter’s responsibility to the Company is solely contractual in nature, each Underwriter has been retained solely to act as an underwriter in connection with the Offering and no fiduciary, advisory or agency relationship between the Company and such Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether LCM or Lazard Frères & Co. LLC has advised or is advising the Company on other matters;

(b)                                 the price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  it has been advised that LCM and Lazard Frères & Co. LLC and each of their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

11.                               SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT.  This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company, and their respective successors and assigns.  This Agreement shall also inure to the benefit of Lazard Frères & Co. LLC, and each of its successors and assigns, which shall be third party beneficiaries hereof.  Notwithstanding the foregoing, the determination as to whether any condition in Section 6 hereof shall have been satisfied, and the waiver of any condition in Section 6 hereof, may be made by the Representative in its sole discretion, and any such determination or waiver shall be binding on each of the Underwriters and shall not require the consent of any Underwriter.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentences, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties and the several indemnities of the Underwriters shall be for the benefit of the Company Indemnified Parties.  It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

12.                               SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC.  The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Shares.  Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8, the indemnity and contribution and reimbursement agreements contained in Sections 7 and 9 and the covenants, representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

13.                               NOTICES.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)                                 if to the Representative, shall be delivered or sent by mail, facsimile transmission or email to Lazard Capital Markets LLC, 30 Rockefeller Plaza, New York, New York 10020, Attention: Legal Department, Fax: 212-641-2671; and

(b)                                 if to the Company, shall be delivered or sent by mail, facsimile transmission or email to: Novavax, Inc., 9920 Belward Campus Drive, Rockville, Maryland 20850, Attention: Barclay A. Phillips, Chief Financial Officer, with a copy to Ropes & Gray LLP, 800 Boylston Street, Boston, Massachusetts 02199, Attention:  Paul M. Kinsella;

provided, however, that any notice to the Underwriters pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to the Representative c/o Lazard Capital Markets LLC at the address set forth above in this Section 13.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof, except that any such statement, request, notice or agreement delivered or sent by email shall take effect at the time of confirmation of receipt thereof by the recipient thereof.

14.                               DEFINITION OF CERTAIN TERMS.  For purposes of this Agreement, (a) “business day” means any day on which the NASDAQ GSM is open for trading, (b) “knowledge” means the knowledge of the directors and officers of the Company after reasonable inquiry and (c) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

15.                               GOVERNING LAW, AGENT FOR SERVICE AND JURISDICTION.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law.  No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Underwriters each hereby consent to the jurisdiction of such courts and personal service with respect thereto.  The Company and the Underwriters each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Underwriters and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

16.                               UNDERWRITERS’ INFORMATION.  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the “Underwriters’ Information” consists solely of the following information in the Prospectus: (i) the Underwriters’ names and titles as set forth on the front cover page; and; and (ii) the statements concerning the Underwriters contained in the [first] paragraph, in the [fourth] paragraph concerning the terms of the Offering, concerning the Underwriters and Lazard Frères & Co. LLC in the [ninth] paragraph and concerning stabilization by the Underwriters in the [twelfth and thirteenth] paragraphs, in each case under the heading “Underwriting.”

17.                               PARTIAL UNENFORCEABILITY.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.  If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18.                               GENERAL.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another.  The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.  This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representative.

19.                               RESEARCH ANALYST INDEPENDENCE.  The Company acknowledges that each Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of their investment banking division.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against either Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking division.  The Company acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, rules and regulations, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company; provided, however, that nothing in this Section 19 shall relieve any Underwriter of any responsibility or liability it may otherwise bear in connection with activities in violation of applicable securities laws, rules or regulations.

20.                               EFFECTIVENESS; DEFAULTING UNDERWRITERS.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.  If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule C bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 20 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within thirty-six (36) hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement, in the Pricing Prospectus, in the Prospectus or in any other documents or arrangements may be affected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

21.                               COUNTERPARTS.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and such signatures may be delivered by facsimile.

[Signature page immediately follows.]

If the foregoing is in accordance with your understanding of the agreement between the Company and the Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

NOVAVAX, INC.

By:	/s/ Stanley C. Erck
Name: Stanley C. Erck
Title: President and Chief Executive Officer

Confirmed as of the date first

above mentioned, on behalf of

itself and the Underwriters

named in Schedule C hereto:

LAZARD CAPITAL MARKETS LLC

By:	/s/ Andy Laszio
Name: Andy Laszio
Title: Managing Director

SCHEDULE A

General Use Free Writing Prospectuses

None.

SCHEDULE B

List of Directors, Officers subject to Section 4

Richard H. Douglas, Ph.D.

Gary C. Evans

John O. Marsh, Jr., J.D.

Michael A. McManus, Jr. J.D.

Rajiv I. Modi, Ph.D.

James F. Young, Ph.D.

Barclay A. Phillips

Stanley C. Erck

Gregory M. Glenn, M.D.

Timothy J. Hahn, Ph.D.

Russell P. Wilson

SCHEDULE C

UNDERWRITER	NUMBER OF FIRM SHARES PURCHASED	Number of Over-Allotment Shares

LAZARD CAPITAL MARKETS LLC	18,000,450	2,700,068
PIPER JAFFRAY & CO.	5,123,205	768,481
WEDBUSH SECURITIES INC.	3,738,555	560,783
BURRILL SECURITIES LLC	830,790	124,618
TOTAL	27,693,000	4,153,950

EXHIBIT A

Form of Lock Up Agreement

September [    ], 2013

LAZARD CAPITAL MARKETS LLC

30 Rockefeller Plaza

New York, New York 10020

Re:                                         Novavax, Inc. Offering of Common Stock

Dear Sirs:

In order to induce Lazard Capital Markets LLC (“LCM”) and the other underwriters set forth in that certain underwriting agreement with Novavax, Inc., a Delaware corporation (the “Company”), with respect to the public offering (the “Offering”) of shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), the undersigned hereby agrees that for a period commencing on the date hereof and ending ninety (90) days following the date of the final prospectus supplement filed by the Company with the Securities and Exchange Commission in connection with the Offering (the “Lock-up Period”), the undersigned will not, without the prior written consent of LCM, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”)), (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, in each case other than (a) transfers of Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or (iii) by will or intestacy to the undersigned’s legal representative, heir or legatee; and (b) pursuant to any contract, instruction or plan complying with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, that has been entered into by the undersigned prior to the date of this agreement; provided that in the case of any transfer or distribution pursuant to clause (a), each donee or distributee or transferee shall execute and deliver to LCM a lock-up letter for the balance of the Lock-up Period in the form of this paragraph.

No provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire shares of Common Stock, the receipt of shares of Common Stock upon the vesting of restricted stock awards, or any other security exchangeable or exercisable for, or convertible into, Common Stock, provided that the undersigned does not transfer the Common Stock acquired on such exercise, exchange or vesting during the lock up period, unless otherwise permitted pursuant to the terms of this agreement.

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen (17) days of the Lock-up Period, or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless LCM waives such extension

Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Agreement.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the Lock-up Period, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares.  In order to enable the aforesaid covenants to be enforced, the undersigned hereby authorizes the Company, and any duly appointed transfer agent for the registration or transfer of the shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares, to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

The undersigned understands that, if (i) the Underwriting Agreement does not become effective, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, (iii) the Company notifies LCM in writing that it will not be proceeding with the Offering prior to the execution of the Underwriting Agreement, or (iv) a closing of the Offering has not yet occurred as of October 31, 2013, the undersigned shall be released from all obligations under this letter agreement.

[Signatory]

By:
Name:
Title: